Columbia Mid Cap Value Fund
Columbia Liberty Fund (Funds)

77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(3.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(4.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(5.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(6.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley
L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(7.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(8.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing

Columbia Liberty Fund (Fund)

77K Changes in Registrant's certifying accountant.

Effective March 1, 2004, Ernst & Young LLP ("E&Y") resigned as the independent auditors of Columbia Liberty Fund. Based on the recommendation of the Audit Committee, the Board of Trustees voted to appoint PricewaterhouseCoopers, LLP for the fiscal year ended September 30, 2004.

During the two most recent fiscal years, E&Y's audit reports contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principle. Further, in connection with its audits for the two most recent fiscal years and through March 1, 2004, there were no disagreements between the Fund and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of E&Y would have caused it to make reference to the disagreements in its report on the financial statements for such years.

May 25, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Columbia Funds Trust II:                  Columbia Funds Trust VIII:
Columbia Money Market Fund                Columbia Income Fund
                                          Columbia Intermediate Bond Fund
Columbia Funds Trust III:
Columbia Liberty Fund                     Columbia Funds Trust XI:
Columbia Contrarian Income Fund           Columbia Global Thematic Equity Fund
                                          Columbia European Thematic Equity Fund
Columbia Funds Trust IV:                  Columbia Asset Allocation Fund
Columbia Municipal Money Market Fund      Columbia Dividend Income Fund
                                          Columbia Large Cap Core Fund
Columbia Funds Trust V:                   Columbia International Equity Fund
Columbia Large Company Index Fund         Columbia Large Cap Growth
Columbia Small Company Index Fund         Columbia Disciplined Value Fund
Columbia U.S. Treasury Index Fund         Columbia Small Cap Fund
                                          Columbia Small Company Equity Fund


Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated May 28, 2004, of the above listed Trusts and Funds and are in agreement with the statements contained in Sub-Item 77K of Form N-SAR. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                                     Very truly yours,



                                                     /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP

77O Transactions effected pursuant to Rule 10f-3

On November 24, 2003, Columbia Liberty Fund (Fund) purchased 910,000 par value of common stock notes of PSEG Power LLC 5.50% 12/1/15 (Securities) for a total purchase price of $908,089 from Credit Suisse First Boston pursuant to a public offering in which Fleet Securities, Inc. acted as a participating underwriter. Fleet Securities, Inc. may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, Inc. believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Fleet Securities, Inc., the following is a list of members of the underwriting syndicate for the aforementioned Securities: Wachovia Securities; Deutsche Bank Securities; Scotia Capital.



77Q Exhibits

Amended Declaration of Trust herein incorporated by reference to Accession Number 0000021832-04-000063.

                              COLUMBIA LIBERTY FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST III, a Massachusetts business trust ("Trust"), with respect to COLUMBIA LIBERTY FUND ("Fund"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder ("1940 Act")); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.55% of the first $1 billion of the average daily net assets of the Fund, 0.50% of the next $500 million and 0.45% in excess of $1.5 billion.

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.   This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.


COLUMBIA FUNDS TRUST III
on behalf of COLUMBIA LIBERTY FUND



By: /s/ Joseph R. Palombo
     Joseph R. Palombo
     President


COLUMBIA MANAGEMENT ADVISORS, INC.


By:/s/ Joseph R. Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.




                           COLUMBIA MID CAP VALUE FUND

                              MANAGEMENT AGREEMENT

AGREEMENT dated as of November 1, 2003, between COLUMBIA FUNDS TRUST III, a Massachusetts business trust ("Trust"), with respect to COLUMBIA MID CAP VALUE FUND ("Fund"), and COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation ("Advisor").

In consideration of the promises and covenants herein, the parties agree as follows:

1. The Advisor will manage the investment of the assets of the Fund in accordance with its prospectus and statement of additional information and will perform the other services herein set forth, subject to the supervision of the Board of Trustees of the Trust. The Advisor may delegate its investment responsibilities to a sub-advisor.

2.   In carrying out its investment management obligations, the Advisor shall:

     (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (b) purchase and sell securities and other investments for the Fund in accordance with the procedures described in its prospectus and statement of additional information; and (c) report results to the Board of Trustees of the Trust.

3. The Advisor shall furnish at its expense the following:

     (a) office space, supplies, facilities and equipment; (b) executive and other personnel for managing the affairs of the Fund (including preparing financial information of the Fund and reports and tax returns required to be filed with public authorities, but exclusive of those related to custodial, transfer, dividend and plan agency services, determination of net asset value and maintenance of records required by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder ("1940 Act")); and (c) compensation of Trustees who are directors, officers, partners or employees of the Advisor or its affiliated persons (other than a registered investment company).

4. The Advisor shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5. The Fund shall pay the Advisor monthly a fee at the annual rate of 0.70% of the first $1 billion of the average daily net assets of the Fund, 0.65% of the next $500 million and 0.60% in excess of $1.5 billion.

6. If the operating expenses of the Fund for any fiscal year exceed the most restrictive applicable expense limitation for any state in which shares are sold, the Advisor's fee shall be reduced by the excess but not to less than zero. Operating expenses shall not include brokerage, interest, taxes, deferred organization expenses, Rule 12b-1 distribution fees, service fees and extraordinary expenses, if any. The Advisor may waive its compensation (and bear expenses of the Fund) to the extent that expenses of the Fund exceed any expense limitation the Advisor declares to be effective.

7.   This Agreement shall become effective as of the date of its execution, and

     (a) unless otherwise terminated, shall continue until October 31, 2004 and from year to year thereafter so long as approved annually in accordance with the 1940 Act; (b) may be terminated without penalty on sixty days' written notice to the Advisor either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding shares of the Fund;
     (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Advisor on sixty days' written notice to the Trust.

8.   This Agreement may be amended in accordance with the 1940 Act.

9. For the purpose of the Agreement, the terms "vote of a majority of the outstanding shares", "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

10. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Advisor, or reckless disregard of its obligations and duties hereunder, the Advisor shall not be subject to any liability to the Trust or the Fund, to any shareholder of the Trust or the Fund or to any other person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder.


COLUMBIA FUNDS TRUST III
on behalf of COLUMBIA MID CAP VALUE FUND



By: /w/ Joseph R. Palombo
     Joseph R. Palombo
     President


COLUMBIA MANAGEMENT ADVISORS, INC.



By:/s/ Joseph R. Palombo
     Joseph R. Palombo
     Executive Vice President and Chief Operating Officer


A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.